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                                                                   EXHIBIT 10.23

                         CONSULTING SERVICES AGREEMENT

CONSULTING SERVICES AGREEMENT, dated as of July 30, 1999, by and between SpectruMedix Corporation, a Delaware corporation (the "Company"), located at 2124 Old Gatesburg Road, State College, Pennsylvania 16803, and The Perkin-Elmer Corporation, a New York corporation and wholly-owned subsidiary of PE Corporation, ("Perkin-Elmer") with offices at 850 Lincoln Centre Drive, Foster City, CA 94404.

                                  W I T N E S S E T H:
                                  - - - - - - - - - -

WHEREAS, Company engages in research and development of instrumentation used in the field of *****;

WHEREAS, concurrently herewith, the Company and PE Corporation are entering into that certain Stock Purchase Agreement concerning the purchase of shares of preferred stock of the Company (the "Stock Purchase Agreement"); and

WHEREAS, in connection with the Stock Purchase Agreement, the Company has agreed to provide certain consulting services to Perkin-Elmer;

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the Company and Perkin-Elmer agree as follows:

1.   Services. During the Term (as defined below), Company shall provide
     --------
consulting services to Perkin-Elmer in the area of ***** as may be reasonably requested by Perkin-Elmer upon reasonable notice (the "Services").

2.   Fees. The fee for such Services shall be Two Million Dollars($2,000,000.00)
     ----
payable in full as of the date hereof by wire transfer to an account designated by the Company.

3.   Expenses. Perkin-Elmer shall reimburse Company for its reasonable expenses
     --------
associated with the rendering of the Services, provided, however, that Company is not authorized to incur any expenses on behalf of Perkin-Elmer without prior written consent of and authorized agent of Perkin-Elmer, and that all statements submitted by Company for services and expenses shall be in the form prescribed by Perkin-Elmer.

4.   Term. The term of this Agreement shall be three (3) years following the
     ----
date hereof (the "Term"). Sections 5, 6, 7 and 8 shall survive the termination or expiration of this Agreement.

5.   Confidentiality. Company shall not, either during or subsequent to the Term
     ---------------
of this Agreement, directly or indirectly divulge to any third party any information designated confidential by Perkin-Elmer; nor shall it disclose to anyone other than an employee of Perkin-Elmer or use in any way other than in the course of the performance of this Agreement any confidential information regarding Perkin-Elmer, including Perkin-Elmer's know-how not known to the general public or recognized as standard practice, whether acquired or developed by Company, either during or subsequent to the Term of this Agreement, directly or indirectly publish any such information without prior written authorization from Perkin-Elmer to do so. Company shall protect such information to prevent its unauthorized use, disclosure or

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publication using the same degree of care as Company uses to protect its own information of similar nature, but in no event less than a reasonable degree of care. The confidentiality obligations of this Agreement shall not apply to confidential information which (a) was in the Company's possession before acquisition of such information from Perkin-Elmer; (b) is or becomes a matter of public knowledge through no fault of the Company; or (c) is rightfully received by the Company from a third party without a duty of confidentiality.

6.   Perkin-Elmer Property.  When requested by Perkin-Elmer and in any event
     ---------------------
upon the termination or expiration of this Agreement, Company shall return to Perkin-Elmer any Perkin-Elmer property that has come into its possession during the Term of this Agreement, unless Company has received written authorization from Perkin-Elmer to keep such property. The product of all work performed solely in connection with this Agreement at Perkin-Elmer's direction, including reports, drawings, computer programs, devices or models, shall be the property of Perkin-Elmer or its nominees, and Perkin-Elmer or its nominees shall have the sole right to use, sell, license, publish, or otherwise disseminate or transfer rights in such work product.

7.   Inventions.  During and subsequent to the Term of this Agreement, Company
     ----------
shall communicate to Perkin-Elmer's Intellectual Property Counsel all inventions made or conceived in connection with any projects or work assignment performed solely and exclusively for Perkin-Elmer at Perkin-Elmer's direction; and without further consideration, Company will assign all right, title and interest in such inventions to Perkin-Elmer and assist Perkin-Elmer and its nominees in every proper way, entirely at Perkin-Elmer's expense, to obtain appropriate intellectual property protection for these inventions in any and all countries, all such inventions to be and to remain the property of Perkin-Elmer or its nominees, whether patented or not.

8.   Copyrights.  Company shall, during and subsequent to the Term of this
     ----------
Agreement, without further consideration, assign all right, title and interest in any copyrightable material produced solely in connection with this Agreement at Perkin-Elmer's direction and will assist Perkin-Elmer and its nominees in every proper way, entirely at its expense, to secure, maintain, and defend for its own benefit, copyrights and any extensions and renewals shall be and remain the property of Perkin-Elmer, whether copyrighted or not. All material produced by Company solely in connection with this Agreement at Perkin-Elmer's direction shall be considered "Work Made for Hire" insofar as may be permitted by the laws governing copyright.

9.   Prior Knowledge and Inventions.  With respect to all subject matter
     ------------------------------
including ideas, processes, designs, and methods which Company discloses or uses in the performance of this Agreement, Company warrants that it has the right to make such disclosure and use thereof without liability to others.

10.  Use of Names.  Neither party shall at any time employ the name or any of
     ------------
the trade names, trademarks, slogans, designs, or like the of the other party for any advertising, promotional or other purposes without prior written permission to do so.

11.  No Agency Relationship.  This Agreement does not, shall nor be deemed to,
     ----------------------
make either party hereto the agent or legal representative of the other for any purpose whatsoever. Neither party shall have the right or authority to assume or create any obligations or responsibility whatsoever, express or

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implied, on behalf of or in the name of the other, or to bind the other in any respect whatsoever.

12.  Independent Contractor. In making and performing this Agreement, Company
     ----------------------
shall act at all times as an independent contractor and nothing contained in this Agreement shall be constructed or implied to create between Company and Perkin-Elmer an agency, partnership, or employee-employer relationship, or to create between Company and Perkin-Elmer any other form of legal association or arrangement which imposed liability upon one party for the act or failure to act of the other party.

13.  Assignment. Company may not assign or otherwise transfer of any of its
     ----------
rights or obligations under this Agreement without the prior written consent of Perkin-Elmer.

14.  Successors and Assigns. This Agreement shall be binding upon, enforceable
     ----------------------
against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person or entity.

15.  Governing Law; Submission to Jurisdiction. This Agreement shall in all
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respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The parties hereto agree to submit to the jurisdiction of the state and federal courts in the State of New York with respect to any claim or matter arising under this Agreement, and hereby consent that service of process with respect to all courts in and of the State of New York may be made by registered mail to such party at the address of such party set forth herein.

16.  Counterparts. This Agreement may be executed in multiple counterparts,
     ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.  Construction. Headings contained in this Agreement are for convenience
     ------------
only and shall not be used in the interpretation of this Agreement. References herein to sections and exhibits are to the sections and exhibits, respectively, of this Agreement. The exhibits are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

18.  Severability. If any provision of this Agreement is held to be invalid or
     ------------
unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

19.  Non-Solicitation. During the Term and for a period of one (1) year
     ----------------
thereafter Perkin-Elmer shall not solicit, induce or attempt to solicit or induce any employee of the Company to become an employee of Perkin-Elmer or its affiliates other than through general solicitations not directed to specific individuals or companies.

20.  Entire Agreement. This Agreement and any schedules and exhibits thereto,
     ----------------
sets forth the entire

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understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

                                        COMPANY:

                                        SPECTRUMEDIX CORPORATION


                                        By: /s/ Joseph K. Adlerstein
                                            ---------------------------------
                                        Name:  Joseph K. Adlerstein
                                               ------------------------------
                                        Title: Chief Executive Officer
                                               ------------------------------


                                        THE PERKIN-ELMER CORPORATION


                                        By: /s/ Michael W. Hunkapiller
                                            ---------------------------------
                                        Name:  Michael W. Hunkapiller
                                               ------------------------------
                                        Title: Senior Vice President
                                               ------------------------------

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